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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-4 of ON Semiconductor Corporation of the following reports, all of which appear in such Registration Statement:

         - Our report dated February 5, 2003 relating to the financial statement schedule of ON Semiconductor Corporation;

         - Our report dated February 5, 2003, except for Note 9 for which the date is March 3, 2003, relating to the consolidated financial statements of ON Semiconductor Corporation;

         - Our report dated February 5, 2003, except for Note 8 for which the date is March 3, 2003, relating to the consolidated financial statements of Semiconductor Components Industries, LLC (a wholly-owned subsidiary of ON Semiconductor Corporation);

         - Our report dated February 5, 2003, except for the fourth paragraph of Note 12 for which the date is March 3, 2003, relating to the consolidated financial statements of ON Semiconductor Trading, Ltd. (a wholly-owned subsidiary of ON Semiconductor Corporation);

         - Our report dated February 5, 2003, except for the third paragraph of Note 10 for which the date is March 3, 2003, relating to the financial statements of SCG Malaysia Holdings Sdn. Bhd. (a wholly-owned subsidiary of ON Semiconductor Corporation); and,

         - Our report dated February 5, 2003, except for the fourth paragraph of Note 10 for which the date is March 3, 2003, relating to the financial statements of SCG Philippines, Incorporated (a wholly-owned subsidiary of ON Semiconductor Corporation).

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Phoenix, Arizona
May 1, 2003